Exhibit 99.1

Contacts:	Kevin S. Royal	Robin S. Yim
	Vice President and Chief Financial Officer	Vice President, Treasurer
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, Calif., January 26, 2004—Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported the results of operations for its fourth quarter and year ended December 31, 2003. Fourth quarter 2003 net sales were $226.5 million, up 2.4 percent from $221.1 million in the previous quarter, and up 4.1 percent from fourth quarter 2002 net sales of $217.6 million. The net income for the quarter was $10.5 million, or $0.07 per diluted share, compared with third quarter 2003 net loss of $97.6 million, or $0.64 per basic share, and fourth quarter 2002 net income of $3.0 million, or $0.02 per diluted share.

The fourth quarter 2003 results do not include any unusual charges or benefits. The third quarter 2003 results include restructuring and other charges of $62.5 million and a non-cash charge of $62.8 million, net of taxes, as a cumulative effect of a change in accounting principle from the consolidation of properties previously accounted for as synthetic leases. Without these charges, the third quarter 2003 net income would have been $6.1 million, or $0.04 per diluted share. The fourth quarter 2002 results include an in-process research and development charge of $9.0 million and restructuring charges of $3.2 million. Without these charges, the fourth quarter 2002 net income would have been $13.0 million, or $0.09 per diluted share.

Net sales for fiscal year 2003 were $925.1 million, up 10.1 percent from $840.0 million in fiscal year 2002. The net loss for the year was $67.8 million, or $0.45 per basic share, compared with fiscal year 2002 net income of $22.9 million, or $0.15 per diluted share.

Without the restructuring and other charges of $62.5 million and the non-cash charge of $62.8 million referred to above, net income for fiscal year 2003 would have been $35.9 million, or $0.23 per diluted share, compared to fiscal year 2002 net income of $37.9 million, or $0.25 per diluted share. The fiscal year 2002 net income of $37.9 million excludes a charge for unamortized debt issuance costs of $17.0 million, restructuring charges of $6.5 million, an in-process research and development charge of $9.0 million, a benefit for bad debt recovery of $7.7 million, and a gain on the sale of an equity investment of $4.6 million.

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NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS ... PAGE 2 of 3

The financial measures presented above, which exclude certain unusual charges, are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparability of those results to results in prior periods.

Shipments for the fourth quarter 2003 were $228.1 million, up $17.8 million, or 8.5 percent, from $210.3 million reported in the prior quarter. Deferred revenue at the end of the fourth quarter was $105.1 million, an increase of $1.6 million, or 1.5 percent, from $103.5 million at the end of the third quarter.

Cash, cash equivalents and short-term investments as of December 31, 2003 were $1.0 billion, an increase of $24.6 million, or 2.5 percent, from the third quarter 2003 ending balance of $977.5 million.

“We weathered this long downturn in the semiconductor industry and I am pleased to report positive fourth quarter results. Our continued investment in R & D during the downturn will serve us well for the current upturn in business. Our product portfolio is robust, our technology pipeline is full, and our customers are beginning a new investment cycle. Novellus is well-positioned with the right products to serve our customers’ needs,” said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. “We enter 2004 with optimism and the commitment to long term results for our customers, employees and shareholders,” said Hill.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

The statements regarding (i) continued investment in research and development during the downturn benefiting the Company in the current upturn, (ii) the positive status of the Company’s product portfolio and technology pipeline, (iii) the beginnings of a new customer investment cycle, and (iv) the Company’s commitment to long term results for its customers, employees and shareholders, as well as other matters discussed in this news release that do not concern purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, unanticipated difficulties in achieving timely and efficient completion of product design and development, the Company’s lack of success in selecting, manufacturing and marketing new products and product enhancements, a reversal or slowing in the rate of capital investment by semiconductor manufacturers, unexpected problems in achieving long term results for customers, employees and shareholders, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 27, 2003.

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NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS ... PAGE 3 of 3

About Novellus:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended			Year Ended
(Unaudited)
	December 31	September 27	December 31	December 31	December 31
	2003	2003	2002	2003	2002

Net sales	$226,511	$221,099	$217,637	$925,070	$839,958
Cost of sales	120,424	162,323	121,589	545,070	461,435

Gross profit	106,087	58,776	96,048	380,000	378,523
%	46.8%	26.6%	44.1%	41.1%	45.1%
Operating expenses:
Selling, general and administrative	38,422	40,123	36,868	165,618	154,172
Research and development	54,064	59,858	51,323	227,439	222,344
In-process research and development	—	—	9,003	—	9,003
Restructuring and other charges (benefits)	—	18,529	3,194	18,529	(1,195)

Total operating expenses	92,486	118,510	100,388	411,586	384,324
%	40.8%	53.6%	46.1%	44.5%	45.8%
Income (loss) from operations	13,601	(59,734)	(4,340)	(31,586)	(5,801)
%	6.0%	-27.0%	-2.0%	-3.4%	-0.7%
Other income, net	2,356	2,722	7,328	16,266	28,721

Income (loss) before income taxes and cumulative effect of a change in accounting principle	15,957	(57,012)	2,988	(15,320)	22,920
Provision (benefit) for income taxes	5,505	(22,224)	—	(10,286)	—

Income (loss) before cumulative effect of a change in accounting principle	10,452	(34,788)	2,988	(5,034)	22,920
Cumulative effect of a change in accounting principle, net of tax	—	(62,780)	—	(62,780)	—

Net income (loss)	$10,452	$(97,568)	$2,988	$(67,814)	$22,920

Net income (loss) per share:
Basic
Income (loss) before cumulative effect of a change in accounting principle	$0.07	$(0.23)	$0.02	$(0.03)	$0.16
Cumulative effect of a change in accounting principle	—	(0.41)	—	(0.42)	—

Basic net income (loss) per share	$0.07	$(0.64)	$0.02	$(0.45)	$0.16

Diluted
Income (loss) before cumulative effect of a change in accounting principle	$0.07	$(0.23)	$0.02	$(0.03)	$0.15
Cumulative effect of a change in accounting principle	—	(0.41)	—	(0.42)	—

Diluted net income (loss) per share	$0.07	$(0.64)	$0.02	$(0.45)	$0.15

Shares used in basic per share calculation	152,057	151,280	144,416	150,680	144,371

Shares used in diluted per share calculation	156,580	151,280	147,219	150,680	148,748

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN UNUSUAL CHARGES AND BENEFITS) (1)

(In thousands, except per share amounts)	Three Months Ended			Year Ended
(Unaudited)
	December 31	September 27	December 31	December 31	December 31
	2003	2003	2002	2003	2002

Net sales	$226,511	$221,099	$217,637	$925,070	$839,958
Cost of sales	120,424	118,371	121,589	501,118	461,435

Gross profit	106,087	102,728	96,048	423,952	378,523
%	46.8%	46.5%	44.1%	45.8%	45.1%
Operating expenses:
Selling, general and administrative	38,422	40,123	36,868	165,618	154,172
Research and development	54,064	59,858	51,323	227,439	222,344

Total operating expenses	92,486	99,981	88,191	393,057	376,516
%	40.8%	45.2%	40.5%	42.5%	44.8%
Income from operations	13,601	2,747	7,857	30,895	2,007
%	6.0%	1.2%	3.6%	3.3%	0.2%
Other income, net	2,356	2,722	7,328	16,266	41,166

Income before income taxes	15,957	5,469	15,185	47,161	43,173
Provision (benefit) for income taxes	5,505	(668)	2,208	11,270	5,310

Net income	$10,452	$6,137	$12,977	$35,891	$37,863

Net income per share:
Basic net income per share	$0.07	$0.04	$0.09	$0.24	$0.26

Diluted net income per share	$0.07	$0.04	$0.09	$0.23	$0.25

Shares used in basic per share calculation	152,057	151,280	144,416	150,680	144,371

Shares used in diluted per share calculation	156,580	155,452	147,219	154,324	148,748

A reconciliation of our net income excluding certain unusual charges and benefits to our net income (loss) under accounting principles generally accepted in the United States of America is presented below:

Net income excluding unusual charges and benefits	$10,452	$6,137	$12,977	$35,891	$37,863
Unusual (charges) benefits:
Cumulative effect of a change in accounting principle	—	(62,780)	—	(62,780)	—
Inventory write-down	—	(43,952)	—	(43,952)	—
Restructuring and other charges	—	(18,529)	(3,194)	(18,529)	(6,467)
In-process research and development	—	—	(9,003)	—	(9,003)
Write-off debt issuance costs	—	—	—	—	(17,047)
Bad debt recovery	—	—	—	—	7,662
Gain on a sale of investment	—	—	—	—	4,602

Total charges	—	(125,261)	(12,197)	(125,261)	(20,253)
Adjustments on provision for income taxes	—	21,556	2,208	21,556	5,310

Net income (loss)	$10,452	$(97,568)	$2,988	$(67,814)	$22,920

(1)	The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures presented by other companies.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31	December 31
	2003	2002
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$1,002,132	$1,019,652
Accounts receivable, net	231,760	192,862
Inventories	199,100	257,358
Deferred taxes and other current assets	138,996	164,062

Total current assets	1,571,988	1,633,934
Property and equipment, net	506,567	179,926
Notes receivable	—	397,429
Goodwill	173,267	163,136
Intangible and other assets	87,078	119,569

Total assets	$2,338,900	$2,493,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$150,945	$192,691
Deferred profit	46,821	55,613
Income taxes payable	10,293	14,070
Short-term obligations	13,023	2,799
Convertible subordinated debentures	—	116,437

Total current liabilities	221,082	381,610
Deferred income tax liabilities	—	19,502
Other liabilities	45,958	37,194

Total liabilities	267,040	438,306

Shareholders’ equity:
Common stock	1,565,926	1,487,281
Retained earnings and accumulated other comprehensive income	505,934	568,407

Total shareholders’ equity	2,071,860	2,055,688

Total liabilities and shareholders’ equity	$2,338,900	$2,493,994

*	The December 31, 2002 condensed consolidated balance sheet was derived from our audited consolidated financial statements.